Exhibit 99.1

REVOCABLE PROXY

PREMIER BANCSHARES, INC.

SPECIAL MEETING OF SHAREHOLDERS

________________, 2017

The undersigned hereby appoints the official proxy committee, consisting of the Board of Directors (the “Board”) of Premier Bancshares, Inc. (the “Company”), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Shareholders (“Special Meeting”) to be held at [Meeting Location] on [Meeting Date] at ____:____ a.m., Central time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled for the following purposes:

		FOR	AGAINST	ABSTAIN
1.	The approval and adoption of the Agreement and Plan of Merger, dated as of January 30, 2017, by and between First Guaranty Bancshares, Inc. and Premier Bancshares, Inc. (the “Merger Agreement”), and thereby to approve the transactions contemplated by the Merger Agreement, including the merger of Premier Bancshares, Inc. with and into First Guaranty Bancshares, Inc. (collectively, the “Merger”);

		FOR	AGAINST	ABSTAIN
2.	The approval of a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement and the Merger; and

To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The Board recommends a vote “FOR” each of the above-listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD. AT THE PRESENT TIME, THE BOARD KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

Dated:	Check Box if You Plan to Attend Special Meeting

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this card. Only one signature is required in the case of joint holders. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

THIS PROXY IS SOLICITED BY THE BOARD.

Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The above-signed acknowledges receipt from the Company, prior to the execution of this proxy, of a Notice of Special Meeting of Shareholders and a proxy statement/prospectus dated _________________, 2017.